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                                                     EXHIBIT 23.1

ERNST & YOUNG LLP
One Indiana Square, Suite 3400
Indianapolis, Indiana 46204
(317) 681-7000



                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Federal Savings 401(k) Plan of our report dated February 16, 1996, with respect to the consolidated financial statements of First Federal Savings and Loan Association of Bloomington for the three years ended December 31, 1995 included in: (1) the Eagle BancGroup, Inc. Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on March 18, 1996, as amended by Amendment No. 1 on Form S-1, filed with the Commission on May 3, 1996 and Amendment No. 2 on Form S-1, filed with the Commission on May 10, 1996 and (2) the Prospectus filed, pursuant to Rule 424(b) of the Securities Act of 1933, with the Commission on May 20, 1996.

                                   ERNST & YOUNG LLP

June 25, 1996